Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with the Annual Report of Relmada Therapeutics, Inc., a Nevada corporation (the “Company”) on Form 10-K for the year ended December 31, 2023 as filed with the Securities and Exchange Commission (the “Report”), I, Maged Shenouda, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Relmada Therapeutics, Inc.

By:	/s/ Maged Shenouda
Maged Shenouda
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: March 19, 2024